UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☑    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

COHU, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT DATED APRIL 13, 2023

TO THE PROXY STATEMENT DATED MARCH 28, 2023

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2023

On March 28, 2023, Cohu, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Stockholders to be held on May 10, 2023 (the “Meeting”).

The Company is filing this amendment solely to clarify the treatment of abstentions with respect to historical Say-on-Pay votes as well as the proposals to be voted upon at the Meeting.

The table below replaces, in its entirety, the table entitled “Historical Say-on-Pay Votes” on page 25 of the Proxy Statement:

(1) Percentages shown are percentage of votes cast. Abstentions and broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results in respect to the Say-on-Pay proposals.

The text below replaces, in its entirety, the paragraph entitled “Abstentions” on page 79 of the Proxy Statement:

Abstentions

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. However, abstentions are not deemed to be votes cast and, therefore, will have no effect on the outcome of voting on the proposals to be voted upon at the Meeting.

Except as described above, this amendment to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.